                                                                  EXHIBIT 10.kkk


                              CERTIFICATE OF BORROWER

                                January 23, 1997


The Aetna Casualty and Surety Company
One Tower Square
Hartford, Connecticut 06183-2020

Copley Financing Corporation
One Tower Square
Hartford, Connecticut 06183-2020

            Re: Copley Place Central Area
                Boston, Massachusetts

Ladies and Gentlemen:

      This Certificate is given by the undersigned with reference to the following transactions (collectively, the "Transactions"):

      A. Carlyle Real Estate Limited Partnership - XIII, an Illinois limited partnership ("Carlyle"), Urban Investment and Development Co., an Illinois general partnership ("Urban"), and JMB Realty Corporation, a Delaware corporation ("JMB"), were, immediately prior to the closing of the Transactions as of the date hereof (the "Closing"), the sole partners of Copley Place Associates, an Illinois general partnership ("CPA").

      B. CPA was, immediately prior to the Closing, the owner of 1 00% of the issued and outstanding common stock (the "Nominee Stock") of Copley Place Associates Nominee Corporation, a Delaware corporation ("Nominee").

      C. The Massachusetts Turnpike Authority ("MTA") is the owner of a certain parcel of land in Boston, Massachusetts, containing approximately 9.5 acres upon which has been constructed a mixed-use development commonly known as "Copley Place" (the "Project").

      D. To facilitate the construction of the Project, the MTA entered into a certain Amended and Restated Lease, dated as of January 31, 1980, with Urban Investment and Development Co., a Delaware corporation ("UIDC"), and predecessor-in-interest to Urban (as the same has been amended, the "Master Lease"), whereby the MTA leased certain air rights consisting of the Project to Urban.

      E. Urban entered into a sublease of a portion of the premises demised by the Master Lease with UIDC of Massachusetts, Inc., predecessor in interest to CPA (such sublease, as the same has been amended, the "Central Area Sublease").

      F. Nominee, as nominee for CPA pursuant to a certain Nominee Agreement, dated as of July 18, 1989, between CPA and Nominee (the "Nominee Agreement"), is the record owner of the sublease hold interest created by the Central Area Sublease, and the owner of the improvements constructed on the premises demised by the Central Area Sublease; and CPA was, immediately prior to the Closing, the record owner of the leasehold interest created by that certain Sublease Agreement for Garage Facilities, dated February 22, 1982, between UIDC and Marriott Urban Boston Venture (collectively, the "Central Area").

      G. Urban was, immediately prior to the Closing, the record owner of the leasehold interest created by that certain Indenture of Lease, dated as of March 7, 1986 (the "Dartmouth Garage Lease") and the owner of the improvements constructed on the premised demised thereby commonly known as the Dartmouth Street Garage (such leasehold interest and improvements being collectively referred to herein as the "Dartmouth Garage").

      H. Immediately prior to the Closing, Carlyle, Urban and JMB formed Copley Place Associates, LLC, a Delaware limited liability company (the "Company"), the membership interests in which were owned by Carlyle, Urban and JMB in the same proportion as their respective interests in CPA, and in which JMB was the managing member pursuant to an oral agreement by and between Carlyle, Urban and JMB.

      I. Immediately after the formation of the Company, Carlyle, Urban and JMB merged CPA into the Company by the execution of a certificate of merger (the "Certificate of Merger") and filing of the same with the Secretary of State of the State of Delaware, with the result that the Company was the owner of 100% of the Nominee Stock and all of CPA's right, title and interest in and to the Central Area.

      J. Immediately after the execution and filing of the Certificate of Merger, Urban contributed its interest in the Dartmouth Garage to the Company in return for an increased membership interest in the Company.

      K. Immediately after the contribution by Urban of its interest in the Dartmouth Garage to the Company, Overseas Partners Capital Corp., a Delaware corporation, or such other entity ("Buyer") as was approved by The Aetna Casualty and Surety Company, a Connecticut corporation ("Lender"), purchased 66-2/3%

(the "Buyer Percentage") of the membership interests in the Company (the "Subject Interests").

      L. The Subject Interests consist of the entire membership interest of Carlyle in the Company (the "Carlyle Interest"), the entire membership interest of Urban in the Company after taking into account the effect of the contribution by Urban to the Company of its interest in the Dartmouth Garage (the "Urban Interest") and that portion of the membership interest of JMB in the Company which, when taken together with the Carlyle Interest and the Urban Interest, resulted in Buyer owning the Buyer Percentage of the membership interests in the Company (the "Subject JMB Interest").

      M. Each of Carlyle, Urban and JMB sold the Carlyle Interest, the Urban Interest, and the Subject JMB Interest, respectively, to Buyer and admitted Buyer as the managing member in the Company.

      N. Immediately after the admission of Buyer as a member in the Company, Carlyle and Urban withdrew from the Company.

      0. Immediately after the withdrawal of Carlyle and Urban from the Company, JMB and Buyer entered into a written limited liability company agreement for the Company, the form of which was submitted to Lender (the "LLC Agreement"), which amended and restated in their entirety all prior agreements and understandings with respect to the Company, and which reflects the foregoing transactions (and Carlyle and Urban entered into a joinder to such limited liability agreement from the Company solely to confirm the assignment of the Carlyle Interest and the Urban Interest to Buyer and their withdrawal from the Company).

      P. Immediately after the execution and delivery of the LLC Agreement, the parties terminated that certain Management Agreement, dated as of September 1, 1983, by and between CPA, as owner, and UIDC, as manager (the "Existing Management Agreement"). The manager's interest under the Existing Management Agreement was, immediately prior to the Closing, held by Urban Retail Properties Co., a Delaware corporation ("URPC").

      Q. Immediately after the termination of the Existing Management Agreement, the Company, as owner, and Overseas Management, Inc., a Delaware corporation ("Manager"), as manager, executed a management agreement, the form of which was submitted to Lender (the "Management Agreement").

      R. Immediately after the execution of the Management Agreement, Manager, as manager, and URPC, as consultant, executed a consulting agreement, the form of which was submitted to Lender (the "Consulting Agreement").

      S. Lender is relying on this Certificate in connection with the Transactions.

      T. Nominee's interest in the Central Area is presently encumbered by the loan documents described in Exhibit "A" attached hereto (the "Loan Documents"). Unless otherwise defined herein, all capitalized terms used herein shall have the meaning set forth in Exhibit "A".

      With such understanding, the undersigned hereby represents, warrants, confirms and agrees, on behalf of itself and its successors and assigns, for the benefit of Lender, and its respective successors and assigns, as follows:

      1 . The Closing of the Transactions occurred on the date hereof.

      2. As of December 31, 1996, the outstanding principal balance under the Note and secured by the Loan Documents is $220,464,529.74.

      3. Interest on the Note has been paid through December 31, 1996 and there is no accrued but unpaid interest as of December 31, 1996. The "Deferred Amount" (as defined in the Note), which constitutes a portion of the outstanding principal balance set forth in paragraph 2 above, is $11,453,131.40 as of December 31, 1996. Except for the outstanding principal balance set forth in paragraph 2 above which is currently not payable, there are no amounts or charges currently accrued, outstanding or payable under the Loan Documents as of December 31, 1996.

      4. The amount of the most recent payment made on the. Note is $1,562,214.97.

      5. The balance of the "Account" (as defined in the Security Agreement) held in connection with the Loan is $9,610,968.27 as of December 31, 1996.

      6. The balance of the "Operating Account" (as defined in the Security Agreement) held in connection with the Loan includes a tax impound reserve of $1,402,621.00, and a working capital reserve of $750,000 as of December 31, 1996.

      7. To the best knowledge of the undersigned, there is no default under the Loan Documents, nor does any state of facts exist which, with the passage of time or the giving of notice, or both, would ripen into any such default.

      8. The information set forth in Exhibit "A" is true and correct.

      9. The undersigned and the person or persons executing this certificate on behalf of the undersigned have the power and authority to render this certificate.

      10. Any obligations and liabilities of the undersigned hereunder shall be subject to the exculpatory provisions set forth in paragraph 43 of the Mortgage.

                              Very truly yours,

                              COPLEY PLACE ASSOCIATES, LLC,
                              a Delaware limited liability company

                              By:  JMB Realty Corporation,
                                   a Delaware corporation
                                   Member

                                   By:   /s/ Paul C. Nielsen
                                         --------------------------
                                   Name: Paul C. Nielsen
                                         --------------------------
                                   Title: SVP
                                         --------------------------

                             CERTIFICATE OF BORROWER

                                   EXHIBIT "A"

I. DESCRIPTION OF LOAN DOCUMENTS:

The "Loan Documents" consist of the following:

          i. That certain Purchase Money Wrap Around Installment Note Secured by Mortgage, dated September 1, 1983, in the original principal amount of $230,000,000, by CPA in favor of UIDC, as amended by that certain First Amendment to Purchase Money Wrap Around Installment Note Secured by Mortgage, dated March 1, 1992, by and between CPA, Nominee, Copley Funding Corporation, a Delaware corporation ("Funding"), Copley Financing Corporation, a Delaware corporation ("Financing") and Lender (collectively, the "Note").

          ii. Purchase Money Wrap Around Mortgage Deed and Security Agreement, dated September 1, 1983, by CPA in favor of UIDC, as amended by that certain, Modification Agreement, dated March 1, 1992, by and between CPA, Nominee, Funding, Financing and Lender (the "Mortgage").

          iii. Equity Payment Agreement, dated March 1, 1992, by and between CPA, Nominee, Funding, Financing and Lender (the "Equity Payment Agreement").

          iv. Mortgage Securing Equity Payment Agreement, dated March 1, 1992, by CPA in favor of Lender.

          v. Security Agreement (Deposit Account), dated March 1, 1992, by and between CPA, Nominee, Funding, Financing and Lender (the "Security Agreement").

          vi. Instructions Re Deposit Account from CPA, Nominee and Lender to State Street Bank and Trust Company, dated as of March 1, 1992.

          vii. Loan Reinstatement Letter from Lender dated March 31, 1992.

          viii. Closing Certificate dated, March 1, 1992, by CPA and Nominee in favor of Funding, Financing and Lender.

          ix. Management and Leasing Fee Subordination Agreement, dated as of the date hereof, by and between Company, Nominee, Funding, Financing, Lender and Manager.

          x. Consulting Subordination Agreement, dated as of the date hereof, by and between Company, Nominee, Funding, Financing, Lender and URPC.

          xi. Confirmatory Assumption and Reaffirmation Agreement, dated as of the date hereof, by and among the Company, Nominee, Funding, Financing, Lender and URPC.

          xii. Certificate of Borrower, date as of the date hereof, by Borrower in favor of Aetna and Financing.